SUBSIDIARIES
     Subsidiaries                                                Percentage
        Name                                                       Owned
---------------------------                              ----------------------
SJI Wholesale, Inc.,                                               100 %
 (a Florida corporation)

SJI Sales and Marketing, Inc.                                      100 %
(a Florida corporation)

Internet Laboratories, Inc.                                        100 %
(a Florida corporation)

The Caribbean Company (Cayman), Ltd.                               100 %
(a Cayman Island corporation)

Zona Franca De Jaibon Industrial Parque
 (Cayman), Ltd.                                                    100 %
(a Cayman Island corporation)

CutThePrice.com, Inc.                                               50 %
(a Florida corporation)

Condor International Air, Inc.                                      50 %
(a Florida corporation)